AMENDMENT NO. 1 TO LICENSING AGREEMENT

     THIS AMENDMENT NO. 1 TO LICENSING AGREEMENT (this "Amendment") dated as of December 30, 1998 to be effective as of January 1, 1999 is by and between Sport Supply Group, Inc., a Delaware corporation ("SSG") and AMF Bowling Worldwide, Inc., a Delaware corporation ("AMF"). Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to them in that certain Licensing Agreement dated as of July 21, 1993 between AMF Bowling Products, Inc. (f/k/a AMF Bowling, Inc. and a wholly-owned subsidiary of AMF) and SSG (the "Licensing Agreement").

     WHEREAS, the parties desire to extend the term of the Licensing Agreement which is currently scheduled to expire on December 31, 1998.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The provisions of Section 4 of the Licensing Agreement are deleted in their entirety and replaced with the following:

The Contract Period shall be that period commencing on January 1, 1999 and concluding on December 31, 2001 unless such date is extended as provided herein. A "Contract Year" shall be a calendar year. Unless earlier terminated under the provisions of Paragraph 6 hereof, SSG shall have the right to renew this Agreement for an additional twelve (12) month period (an "Extended Contract Year") at the end of the Contract Period and at the end of Extended Contract Years 2002 and 2003 by giving AMF notice of such intent to renew within thirty (30) days prior to the end of the Contract Period or any applicable Extended Contract Year. It is the intent of both parties to renew this Agreement at the end of Contract Year 2003 at terms to be negotiated, provided, however, that with respect to any such renegotiation, AMF shall not, as a condition of the execution of a new Licensing Agreement, (i) require payment from SSG of any license fee, (ii) raise any royalty rate more than 0.5% over any applicable rate (as set forth in Paragraph 5), or (iii) require more stringent quality control restrictions (than those set forth in Paragraph 8). AMF's consent to a new license shall not be unreasonably withheld.


2. The provisions of Section 6 of the Licensing Agreement are deleted in their entirety and replaced with the following:

For the Contract Year beginning January 1, 1999, the minimum royalty payable to AMF shall be Ninety-Three Thousand Five Hundred and No/100 Dollars ($93,500.00). For years 2000, 2001 and 2002, SSG shall pay AMF a minimum royalty in an amount equal to 105% of the minimum in effect with respect to the preceding Contract Year. If royalties derived from sales of Qualifying Licensed Products do not reach such minimum, SSG shall have the right to pay the difference between amounts actually earned and the minimum. If the minimum royalty payment derived from sales of Qualifying Licensed Products is not met in any Contract Year after 1999, a review will take place and at that time AMF reserves the right, subject to Paragraph 12(a), to terminate this agreement upon sixty (60) days prior notice to SSG, which notice shall be given within sixty (60) days following the end of the calendar year in which such
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minimum was not met.  Providing the minimum royalty payment is made by
SSG and all other terms are then being met by SSG, AMF shall have no right to terminate this Agreement. In such event, the Agreement shall only be terminated if SSG does not exercise its renewal right under
Section 4.

     Except as otherwise modified herein, the Licensing Agreement shall remain in full force and effect. This Amendment and the Licensing Agreement constitute the entire agreement between the parties pertaining to the subject matter contained herein and therein and supersede all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Amendment shall be binding unless signed by the party to be charged therewith.

IN WITNESS WHEREOF, each of the undersigned has caused its authorized representative to execute this Amendment as of the date first above written.

                              SPORT SUPPLY GROUP, INC.

                              By:  /s/ John P. Walker
                                   President and Chief Operating Officer


                              AMF BOWLING WORLDWIDE, INC.

                              By:  /s/Gary W. Moten
                                   Associate General Counse